Exhibit 4.2

APPENDIX A

DEFINITIONS

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer).

Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, those customary mortgage servicing practices of prudent mortgage servicing institutions that service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, as provided in the Servicing Agreement to the extent applicable to the Servicer or the Subservicer.

Account: The Payment Account and the Custodial Account as the context may require.

Accrual Period: For any Class of Notes, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to and including the day prior to the current Payment Date.

Accrued Note Interest: With respect to any Payment Date and each Class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Rate on the related Note Principal Balance thereof immediately prior to such Payment Date; provided, however, that for any class of Subordinate Notes, such amount shall be reduced by the amount, if any, specified in clause (a) of the definition of Deferred Interest for such Class for such Payment Date. The Accrued Note Interest on the Notes shall be calculated on the basis of a 360-day year and the actual number of days in the related accrual period.

Administration Agreement: The Administration Agreement, dated as of July 1, 2005, among the Issuer, the Depositor, the Owner Trustee and the Securities Administrator, as administrator.

Advance: A Monthly Advance or a Servicing Advance.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Agreements: The Sale and Servicing Agreement, the Servicing Agreement, the Subservicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Mortgage Loan Purchase Agreement and the Custodial Agreement.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P, AAA in the case of Fitch, or Aaa in the case of Moody’s. For any short-term deposit or security, a rating of A-l+ in the case of S&P, F1+ in the case of Fitch, or P-1 in the case of Moody’s.

Appraised Value: The appraised value of the related mortgaged property at the time of origination of such Mortgage Loan.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee or the Depositor who is authorized to act for the Owner Trustee or the Depositor in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee and the Depositor to the Indenture Trustee and Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Funds Rate: With respect to any Payment Date, a per-annum rate equal to the product of (a) the quotient of (i) 360 divided by (ii) the actual number of days in the Accrual Period, multiplied by (b) the quotient of (i) (A) the Interest Funds for such Payment Date, minus (B) any amounts paid by the Trust pursuant to the Swap Agreement on such Payment Date (other than Swap Termination Payments triggered by a Swap Provider Trigger Event), divided by (ii) the aggregate Note Balance as of the first day of the related Accrual Period.

Average Loss Severity Percentage: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan which had a Realized Loss and the denominator of which is the number of Mortgage Loans which had Realized Losses.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Servicing Agreement, the Subservicing Agreement, the Mortgage Loan Purchase Agreement, the Swap Agreement, the

Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

Basic Principal Payment Amount: With respect to any Payment Date, the excess, if any, of (a) the Principal Funds for such Payment Date over (b) the Overcollateralization Release Amount.

Basis Risk Shortfall: With respect to any Class of Notes, on each Payment Date where clause (c) of the definition of “Note Rate” is less than clauses (a) or (b) of the definition of “Note Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clauses (a) or (b) of the definition of Note Rate over (y) Accrued Note Interest on such Class, computed at the related Available Funds Rate.

Basis Risk Shortfall Carry-Forward Amount: With respect to each Class of Notes and any Payment Date, as determined separately for each such Class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such Class of Notes from prior Payment Dates, plus interest thereon at the related Note Rate (without regard to the Available Funds Rate) for such Payment Date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or from payments received under the Corridor Agreement.

Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Each Class of Notes for so long as they are issued, maintained and transferred at DTC.

Business Day: Any day other than (a) a Saturday or a Sunday, or (b) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Indenture Trustee, the Master Servicer, the Servicer, the Subservicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.09(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

Certificate Paying Agent: The certificate paying agent appointed pursuant to Section 3.09 of the Trust Agreement, which shall initially be the Securities Administrator.

Certificate Percentage Interest: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity pursuant to the Trust Agreement.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificates or Owner Trust Certificates: The People’s Choice Home Loan Securities Trust Series 2005-3, Owner Trust Certificates, Series 2005-3, evidencing the beneficial ownership interest in the Trust and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Class: Any of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 or Class M11 Notes.

Class 1A Notes: The Class 1A1, Class 1A2 and Class 1A3 Notes.

Class 2A Notes: The Class 2A1 and Class 2A2 Notes.

Class A Notes: Any of the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class 2A2 Notes in the form attached as Exhibit A-1 to the Indenture.

Class A Principal Allocation Fraction: For any Payment Date and each Class of Class A Notes, a fraction, (x) the numerator of which is the Principal Funds with respect to the Mortgage Loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Funds for all of the Mortgage Loans to be distributed on that Payment Date.

Class M Notes: Any of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes in the form attached as Exhibit A-2 to the Indenture.

Class M1 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class 2A2 Notes (after taking into account the distribution of Senior Principal Payment Amount on such Payment Date) and (ii) the Note Principal Balance of the Class M1 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by 61.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M2 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2 and Class M1 Notes (after taking into account the distribution of Senior Principal Payment Amount and the Class M1 Principal Payment Amount on such Payment Date) and (ii) the Note Principal Balance of the Class M2 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by 69.10% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M3 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1 and Class M2 Notes (after taking into account the distribution of Senior Principal Payment Amount and the Class M1 and Class M2 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M3 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by 73.10% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M4 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2 and Class M3 Notes (after taking into account the distribution of Senior Principal Payment Amount and the Class M1, Class M2 and Class M3 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M4 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by 76.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M5 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3 and Class M4 Notes (after taking into account the distribution of Senior Principal Payment Amount and the Class M1, Class M2, Class M3 and Class M4 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M5 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated

Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by 80.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M6 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4 and Class M5 (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M6 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by approximately 83.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M7 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M7 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by approximately 86.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M8 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M8 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by approximately 89.20% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M9 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1,

Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M9 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date approximately 91.70% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M10 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M10 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by approximately 93.70% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Class M11 Principal Payment Amount: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (a) the sum of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, .Class M6, Class M7, Class M8, Class M9 and Class M10 Notes (after taking into account the distribution of the Senior Principal Payment Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M11 Notes immediately prior to such Payment Date over (b) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by approximately 94.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (y) the Overcollateralization Floor.

Closing Date: July 1, 2005.

Code: The Internal Revenue Code of 1986, as amended.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Commission: The Securities and Exchange Commission.

Company: People’s Choice Funding, Inc.

Compensating Interest: With respect to any Payment Date, any payments made by the Master Servicer, the Servicer or the Subservicer from its own funds to cover Prepayment Interest Shortfalls, which shall be required to be paid in accordance with the Servicing Agreement or the Sale and Servicing Agreement in an amount equal to the lesser of (a) the amount, if any, by which the aggregate Prepayment Interest Shortfalls in respect of such Payment Date exceed any aggregate Prepayment Interest Excess in respect of such Payment Date and (B) the Servicing Fee received with respect to the related Due Period.

Compensating Interest Payment: As defined in Section 3.23 of the Sale and Servicing Agreement.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its engagement under the Indenture shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890, Attention: People’s Choice Home Loan Securities Trust Series 2005-3. The Corporate Trust Office of the Note Registrar, Certificate Registrar and Securities Administrator for purposes of presentment and surrender of the Notes and the Certificates for the final payment or distribution thereon and for transfer is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: People’s Choice Home Loan Securities Trust Series 2005-3, and for all other purposes is located at P.O. Box 98, Columbia, Maryland, 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland, 21045), Attention: People’s Choice Home Loan Securities Trust Series 2005-3, or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders and the Certificateholders.

Corridor Agreement: The interest rate corridor agreement between the Indenture Trustee and the Corridor Counterparty for the benefit of the Offered Notes.

Corridor Counterparty: Swiss Re Financial Products Corporation.

Custodial Account: As defined in the Servicing Agreement.

Custodial Agreement: The custodial agreement dated as of July 1, 2005, among the Issuer, the Indenture Trustee, the Depositor, the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Custodian, relating to the People’s Choice Home Loan Securities Trust Series 2005-3, Mortgage-Backed Notes, Series 2005-3.

Custodian: Wells Fargo Bank, National Association and its successors and assigns.

Cut-off Date: With respect to the Mortgage Loans, June 1, 2005.

Cut-off Date Balance: $1,124,956,150.91.

Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deferred Interest: For each Class of Subordinate Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate without regard to the Available Funds Rate during the related Accrual Period on the portion of the Principal Deficiency Amount allocated to that Class, (b) any amounts described in clause (a) for such Class for prior Payment Dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such Payment Date on the amount in clause (b) at the Note Rate applicable to such Class without regard to the Available Funds Rate.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Substitute Mortgage Loan.

Delinquency Rate: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent measured pursuant to the OTS method (including all Mortgage Loans in foreclosure, Mortgage Loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

Depositor: People’s Choice Home Loan Securities Corp., a Delaware corporation, or its successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Payment Date, is on the 15th day of the month in which such Payment Date occurs or, if such day is not a Business Day, on the immediately preceding Business Day.

DTC: The Depository Trust Company, including its successors and assigns.

Due Date: With respect to each Mortgage Loan, the first day of the month.

Due Period: With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Eligible Account: Any of (a) a segregated account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated A-1 or better by S&P, P-1 by Moody’s and F-1 by Fitch at the time of any deposit therein or (ii) insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (a)) delivered to the Securities Administrator prior to the establishment of such account, the Noteholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Payment Date next following the date of investment in such collateral or the Payment Date if such Permitted Investment is an obligation of the institution that maintains the Payment Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (c) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in a written notice from the Rating Agencies that use of any such account as the Payment Account will not have an adverse effect on the then-current ratings assigned to the Classes of Notes then rated by such Rating Agency). Eligible Accounts may bear interest.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) a failure by the Issuer to pay (a) Accrued Note Interest on any Class of Notes or (b) the Principal Payment Amount with respect to a Payment Date on such Payment Date which failure is not cured within 3 business days; or

(ii) the failure by the Issuer on the Final Scheduled Payment Date to pay all Accrued Note Interest and to reduce the Note Principal Balance of any Class of Notes to zero; or

(iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (a) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the last day of the month in which the related Liquidation Date occurs, (b) related Liquidation Expenses (including Liquidation Expenses which are payable therefrom to the Subservicer, the Servicer or the Master Servicer in accordance with the Servicing Agreement or the Sale and

Servicing Agreement) and (c) unreimbursed advances by the Subservicer, the Servicer or the Master Servicer and Monthly Advances.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

Extraordinary Expense: Any amounts payable or reimbursable to the Indenture Trustee pursuant to Section 6.07 of the Indenture, including indemnifications thereunder, and any other costs, expenses and liabilities that are required to be borne by the Trust Estate in accordance with applicable law or the terms of the Indenture (including, without limitation, the cost of various opinions of and advice from counsel required to be obtained in connection with the Indenture Trustee’s performance of its duties under the Indenture).

The Securities Administrator may make withdrawals from the Payment Account to pay the Indenture Trustee or reimburse the Indenture Trustee the amount of any Extraordinary Expenses at any time, up to a limit of $150,000 of Extraordinary Expenses per calendar year; provided, however, that the Indenture Trustee shall not have any obligation to incur additional Extraordinary Expenses in excess of such annual limit unless it has received security or indemnity reasonably satisfactory to it for such additional Extraordinary Expenses. The Indenture Trustee shall be held harmless and shall not be liable for any consequences to the Noteholders resulting from any failure of the Indenture Trustee to incur any Extraordinary Expenses for which it is not assured reimbursement.

Extra Principal Payment Amount: With respect to any Payment Date, the lesser of (a) the Net Monthly Excess Cashflow for such Payment Date and (b) the excess, if any, of (i) the Overcollateralization Target Amount over (ii) the Overcollateralized Amount on such Payment Date (after taking into account payments to the Notes of the Basic Principal Payment Amount on such Payment Date).

Fannie Mae: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fee Agreement: The Fee Agreement dated as of July 1, 2005, between the Owner Trustee and the Seller.

Final Certification: The final certification delivered by the Custodian pursuant to Section 2.3(c) of the Custodial Agreement in the form attached thereto as Exhibit Three.

Final Scheduled Payment Date: With respect to each Class of Notes, the Payment Date in July 2035.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

Fitch: Fitch, Inc.

Fixed Swap Payment: With respect to each Payment Date, a fixed amount equal to the product of (a) a fixed rate equal to 4.104% per annum, (b) the notional amount for that Payment Date, as provided in the schedule of notional balances attached as Exhibit B to the Indenture and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, provided that the numerator is 27 for the first Payment Date.

Floating Swap Payment: With respect to each Payment Date, an amount equal to the product of (a) one-month LIBOR as determined pursuant to the interest rate Swap Agreement, (b) the notional amount for that Payment Date, as provided in the schedule of notional balances attached as Exhibit B to the Indenture and (c) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360 provided that the numerator is 27 for the first Payment Date.

Freddie Mac: Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation), or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Rate and the Periodic Rate Cap) the Mortgage Rate until the next Interest Adjustment Date.

Group 2 Sequential Trigger Event: A Group 2 Sequential Trigger Event is in effect with respect of any Payment Date prior to the Stepdown Date, if cumulative Realized Losses for such Payment Date as a percentage of the aggregate Stated Principal Balance of mortgage loans as of the Cut-off Date are greater than 1.65%, and on or after the Stepdown Date if a Trigger Event is in effect.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture dated as of July 1, 2005, among the Issuer, the Indenture Trustee and the Securities Administrator, relating to the People’s Choice Home Loan Securities Trust Series 2005-3, Mortgage-Backed Notes, Series 2005-3.

Indenture Trustee: HSBC Bank USA, National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Independent: When used with respect to any specified Person, the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Master Servicer, the Servicer, the Subservicer, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Rate will be adjusted from time to time.

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 2.3(a) of the Custodial Agreement in the form attached thereto as Exhibit One.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Rate is subject to adjustment.

Interest Determination Date: With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Interest Funds: For any Payment Date will equal (a) the sum of (i) all interest received or advanced by the Securities Administrator in the related Due Period and available in the Payment Account on that Payment Date, (ii) any Net Swap Payments or Swap Termination Payment received by the Securities Administrator relating to such Payment Date, (iii) all Compensating Interest paid with respect to Mortgage Loans that prepaid during the related Prepayment Period and (iv) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of (b) any amounts, without duplication, paid and reimbursed to the Master Servicer, the Servicer, the Subservicer, the Securities Administrator, the Custodian, the Indenture Trustee and the Owner Trustee out of funds in the Custodial Account or the Payment Account, other than any unreimbursed Extraordinary Expenses or other expenses, costs and liabilities payable out of Net Monthly Excess Cashflow on that Payment Date.

Interim Certification: The interim certification delivered by the Custodian pursuant to Section 2.3(b) of the Custodial Agreement in the form attached thereto as Exhibit Two.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

IRS: The Internal Revenue Service.

ISDA Master Agreement: 1992 ISDA Master Agreement (Multicurrency — Cross Border).

Issuer: People’s Choice Home Loan Securities Trust Series 2005-3, a Delaware statutory trust, or its successor in interest.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee or Securities Administrator, as applicable.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Subservicer, the Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer, the Servicer or the Subservicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer, the Servicer or the Subservicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13 of the Servicing Agreement.

Loan-to-Value Ratio: With respect to any Mortgage Loan at any given time, the percentage equivalent of a fraction, (a) the numerator of which is the then outstanding principal balance of the Mortgage Loan plus the outstanding principal balance of any Mortgage Loan senior to the Mortgage Loan and secured by the same Mortgaged Property, and (b) the denominator of which equals (i) in the case of any Mortgage Loan that is not a refinanced, modified or converted Mortgage Loan, (A) the lesser of (x) the appraised value of the related Mortgaged Property determined pursuant to an appraisal conducted by a Qualified Appraiser obtained at origination of the Mortgage Loan, if any, and (y) the sales price for the related Mortgaged Property or (B) if the related Mortgaged Property has been appraised by a Qualified Appraiser subsequent to origination, the value thereof determined pursuant to such subsequent appraisal, or (ii) in the case of a refinanced, modified or converted Mortgage Loan, the lesser of (x) the appraised value of the related Mortgaged Property determined at origination pursuant to the most recent appraisal conducted by a Qualified Appraiser at the time of origination of the Mortgage Loan or subsequent to origination or (y) the sales price of the related Mortgaged Property or, if the Mortgage Loan is not a rate-and-term refinance Mortgage Loan and if the related Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements.

Loss Severity Percentage: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan in respect of such Payment Date, without giving effect to the reduction of its Stated Principal Balance to zero due to its liquidation.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Majority Certificateholder: A Holder of a 50.01% or greater Certificate Percentage Interest of the Certificates.

Master Servicer: Wells Fargo Bank, National Association, and its successors and assigns.

Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (a) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (b) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date, (i) the Sarbanes-Oxley Act of 2002 is amended, (ii) the Statement referred to in clause (b) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (iii) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Company and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicer Event of Default: Has the meaning assigned to such term in Section 6.01 of the Sale and Servicing Agreement.

Master Servicing Compensation: For any Payment Date, any investment income on funds on deposit in the Payment Account which is payable to the Master Servicer on such Payment Date pursuant to Sections 3.14 and 4.04(d) of the Sale and Servicing Agreement.

Master Servicing Officer: Any supervisory or management officer of the Master Servicer, involved in, or responsible for, the administration and master servicing of Mortgage Loans included in the Trust, whose name appears on a list of master servicing officers appearing in an Officer’s Certificate furnished by the Master Servicer to the Indenture Trustee, in which certificate the Master Servicer certifies that such officers are in supervisory or management roles, as such list may be amended from time to time.

Maximum Note Rate: With respect to each Class of Notes, (a) for any Payment Date on which the Swap Agreement is in effect, 15.00% per annum, and (b) for any other Payment Date, 12.85% per annum.

Material Defect: The meaning specified in Section 2.02(a) of the Sale and Servicing Agreement.

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Advance: An advance of principal or interest required to be made by the Servicer (net of the Servicing Fee), or the Subservicer (net of the Subservicing Fee), pursuant to Section 5.03 of the Servicing Agreement.

Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon, or in the case of an Interest Only Mortgage Loan, the payment of (a) interest or (b) principal and interest, if applicable, accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument reflected on the Mortgage Loan Schedule as securing a Mortgage Loan.

Mortgage File: The file containing the Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Sale and Servicing Agreement.

Mortgage Loan: A mortgage loan transferred and assigned to the Trust pursuant to Section 2.01 or Section 2.04 of the Sale and Servicing Agreement, as identified in the Mortgage Loan Schedule, including a mortgage loan, the property securing which has become an REO Property.

Mortgage Loan Documents: With respect to each Mortgage Loan, the documents specified in Section 2.01(b)(i)-(vii) of the Sale and Servicing Agreement and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Seller and the Depositor, whereby the Mortgage Loans are being sold to the Depositor by the Seller.

Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit A to the Sale and Servicing Agreement, which schedule sets forth as to each Mortgage Loan:

(i)	the loan number;

(ii)	the city, state and zip code of the Mortgaged Property;

(iii)	the Mortgage Rate;

(iv)	the Servicing Fee Rate;

(v)	the Net Rate;

(vi)	the original term to maturity;

(vii)	the maturity date;

(viii)	the stated remaining term to maturity;

(ix)	the original principal balance;

(x)	the first Payment Date;

(xi)	the Monthly Payment in effect as of the Cut-off Date;

(xii)	the Cut-off Date Principal Balance;

(xiii)	the Loan-to-Value Ratio at origination;

(xiv)	the paid-through date of the Mortgage Loan;

(xv)	the issuer of any Primary Mortgage Insurance Policy;

(xvi)	the Index and the Gross Margin;

(xvii)	the Maximum Lifetime Mortgage Rate;

(xviii)	the Minimum Lifetime Mortgage Rate;

(xix)	the Interest Adjustment Date frequency and Payment Date frequency; and

(xx)	the number of days delinquent, if any.

The Mortgage Loan Schedule shall also set forth the total number of Mortgage Loans, the total of each of the amounts described under (ix) and (xii) above for all of the Mortgage Loans, the weighted average by principal balance of each of the rates described under (iii), (iv) and (v) above for all of the Mortgage Loans and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date for all of the Mortgage Loans.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgage Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Rate” set forth with respect thereto on the Mortgage Loan Schedule.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: Any Liquidation Proceeds net of unreimbursed advances by the Servicer or the Subservicer, Monthly Advances, expenses incurred by the Servicer or the Subservicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, and any other amounts payable to the Servicer or the Subservicer under the Servicing Agreement.

Net Monthly Excess Cashflow: For any Payment Date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (i) the Interest Funds for such Payment Date over (ii) the sum of the aggregate Accrued Note Interest for the Notes and, without duplication of amounts deducted pursuant to the definition of “Interest Funds,” amounts payable to the Servicer, the Master Servicer, the Securities Administrator and the Swap Provider (other than Swap Termination Payments triggered by a Swap Provider Trigger Event).

Net Mortgage Rate: With respect to each Mortgage Loan for any Payment Date, the then applicable Mortgage Rate thereon minus the Servicing Fee Rate, expressed as a per annum percentage of the aggregate Stated Principal Balance of the Mortgage Loans in respect of the immediately preceding Payment Date.

Net Swap Payment: With respect to each Payment Date, a Net Swap Payment will be required to be made (a) by the Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment for such Payment Date, or (b) by the Swap Provider, to the Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment Date.

Nonrecoverable Advance: Any Servicing Advance or Monthly Advance (a) which was previously made or is proposed to be made by the Master Servicer, the Indenture Trustee solely as successor Master Servicer, the Servicer or the Subservicer and (b) which, in the good faith judgment of the Master Servicer, the Indenture Trustee as successor Master Servicer, the Servicer or the Subservicer, as the case may be, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Indenture Trustee as successor Master Servicer, the Servicer or the Subservicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Note: A Class A Note or Class M Note.

Note Margin: With respect to the Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, on any Payment Date prior to the Step-Up Date, 0.130%, 0.270%, 0.390%, 0.230%, 0.280%, 0.500%, 0.530%, 0.570%, 0.700%, 0.750%, 0.850%, 1.400%, 1.580%, 2.150%, 2.500% and 2.500% per annum, respectively, and on any Payment Date on and after the Step-Up Date, 0.260%, 0.540%, 0.780%, 0.460%, 0.560%, 0.7500%, 0.795%, 0.855%, 1.050%, 1.125%, 1.275%, 2.100%, 2.370%, 3.225%, 3.750% and 3.750% per annum, respectively.

Note Owner: The Beneficial Owner of a Book-Entry Note.

Note Principal Balance: With respect to any Note as of any date of determination, the initial Note Principal Balance thereof reduced by the aggregate of all amounts allocable to principal previously paid with respect to such Note.

Note Rate: With respect to each Payment Date and each Class of the Notes, a floating rate equal to the least of (a) One-Month LIBOR plus the related Note Margin, (b) the Maximum Note Rate and (c) the Available Funds Rate with respect to such Payment Date.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Securities Administrator, in its capacity as Note Registrar, or any successor to the Securities Administrator in such capacity.

Noteholder or Holder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Indenture Trustee, the Seller, the Securities Administrator, the Master Servicer, the Servicer or the Subservicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or Securities Administrator has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Officer’s Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee or the Securities Administrator, as applicable. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

In the event that on any Interest Determination Date, Telerate Screen 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Interest Accrual Period will be established by the Securities Administrator as follows:

(a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

(b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee which counsel may be in-house counsel for the Depositor or the Seller if acceptable to the Indenture Trustee and the Rating Agencies or outside counsel for the Depositor, the Seller, the Issuer or the Master Servicer, as the case may be.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Securities Administrator for cancellation; and

(ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the

Securities Administrator is presented that any such Notes are held by a holder in due course.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

Overcollateralization Deficiency Amount: With respect to any Payment Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such Payment Date).

Overcollateralization Floor: An amount equal to approximately 0.50% of the aggregate Cut-off Date Balance.

Overcollateralization Release Amount: With respect to any Payment Date, the lesser of (a) the Principal Funds for such Payment Date and (b) the amount, if any, by which the Overcollateralized Amount exceeds the Overcollateralization Target Amount on such Payment Date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such Payment Date).

Overcollateralization Target Amount: With respect to any Payment Date prior to the Stepdown Date, 3.00% of the aggregate Cut-off Date Balance. With respect to any Payment Date on or after the Stepdown Date, the greater of (a) 6.00% of the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date and (b) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Payment Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior Payment Date.

Overcollateralized Amount: For any Payment Date, the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (b) the aggregate Note Principal Balance of the Notes as of such Payment Date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such Payment Date).

Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement, which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Securities Administrator.

Payment Account: The trust account or accounts created and maintained pursuant to Section 4.04 of the Sale and Servicing Agreement, which shall be denominated “HSBC Bank USA, National Association, as Indenture Trustee f/b/o holders of People’s Choice Home Loan Securities Trust Series 2005-3, Mortgage-Backed Notes, Series 2005-3—Payment Account.” The Payment Account shall be an Eligible Account.

Payment Account Deposit Date: The Business Day prior to each Payment Date.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in July 2005.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its

Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust as determined by the Master Servicer;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Indenture Trustee, Securities Administrator or Master Servicer or any affiliate of the Indenture Trustee, Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

Prepayment Charge: With respect to any Mortgage Loan and Servicer Remittance Date or Payment Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof.

Prepayment Interest Excess: With respect to any Payment Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Payment Date occurs and ending on the 15th day of the calendar month in which such Payment Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such prepayment for the number of days commencing on the first day of the calendar month in which such Payment Date occurs and ending on the last date through which interest is collected from the related mortgagor. References to Principal Prepayments include any unscheduled receipts of principal with respect to a Mortgage Loan (including as a result of a liquidation).

Prepayment Interest Shortfall: With respect to any Payment Date and any Mortgage Loan that was subject to (a) a principal prepayment in full during the portion of the related Prepayment Period for Principal Prepayments in full beginning on the 16th day of the calendar month before the calendar month in which such Payment Date occurs and ending on the last day of such preceding calendar month or (b) a Principal Prepayment in part during the related Prepayment Period for principal prepayments in part, an amount equal to the difference between (i) interest actually received in the related Prepayment Period as a result of such principal prepayment in full or principal prepayment in part on such Mortgage Loan and (ii) the scheduled interest portion of the monthly payment of such Mortgage Loan, adjusted to the applicable Net Mortgage Rate. References to Principal Prepayments include any unscheduled receipts of principal with respect to a Mortgage Loan (including as a result of a liquidation).

Prepayment Period: With respect to any Payment Date, (a) for Principal Prepayments in full (including as a result of a liquidation), the period beginning on the 16th day of the calendar month immediately preceding the month in which such Payment Date occurs, or, in the case of the first Prepayment Period, the Cut-Off Date, and ending on the 15th day of the calendar month in which such Payment Date occurs, and (b) for Principal Prepayments in part, the calendar month preceding the calendar month in which such Payment Date occurs. References to Principal Prepayments include any unscheduled receipts of principal with respect to a Mortgage Loan (including as a result of a liquidation).

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any, or any replacement policy therefor through the related Accrual Period for such Class relating to a Payment Date.

Principal Deficiency Amount: For any Payment Date, the excess of the aggregate Note Principal Balance of the Notes (after giving effect to payments on such Payment Date) over the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date. On any Payment Date, for the purposes of calculating Accrued Note Interest only, the total

Principal Deficiency Amount shall be allocated among the classes of Subordinate Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any Payment Date first will be allocated to the Class M11 Notes and, to the extent the Principal Deficiency Amount for such Payment Date exceeds the aggregate Note Principal Balance of the Class M11 Notes, such Principal Deficiency Amount shall be allocated to the Class M10 Notes, and so on.

Principal Funds: For any Payment Date and any Loan Group or the Mortgage Loans in the aggregate, as applicable, (a) the sum of (i) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related Mortgage Loans, including full and partial prepayments, the proceeds of any repurchase of such Mortgage Loans or redemption of the Notes by the Seller or holder of the Owner Trust Certificates, Liquidation Proceeds and Insurance Proceeds, including any amounts recovered with respect to a Mortgage Loan subsequent to the liquidation or charge-off of such Mortgage Loan, in each case to the extent applied as recoveries of principal; net of (b) any amounts, without duplication, paid and reimbursed to the Master Servicer, the Servicer, the Subservicer, the Securities Administrator, the Custodian, the Indenture Trustee and the Owner Trustee out of funds in the Custodial Account or the Payment Account, other than any unreimbursed Extraordinary Expenses or other expenses, costs or liabilities payable out of Net Monthly Excess Cashflow on that Payment Date (to the extent not reimbursed from Interest Funds).

Principal Payment Amount: For any Payment Date, the Basic Principal Payment Amount plus the Extra Principal Payment Amount.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, excluding the principal portion of Net Liquidation Proceeds received at the time the Mortgage Loan becomes a Liquidated Mortgage Loan.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Prospectus: The Prospectus Supplement, dated June 29, 2005, together with the Prospectus attached thereto and dated June 10, 2005.

Purchaser: People’s Choice Home Loan Securities Corp., a Delaware corporation, and its successors and assigns.

Qualified Appraiser: An appraiser, who provides or provided an appraisal of a Mortgaged Property, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is or was not affected by the approval or disapproval of the related Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for mortgage-backed notes having the same rating as the Notes rated by the Rating Agencies as of the Closing Date.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Fitch, Standard & Poor’s and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s, P-1 in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s, “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: Any (a) Bankruptcy Loss or (b) as to any Liquidated Mortgage Loan, (i) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of such liquidation, less (ii) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgage Property.

Record Date: With respect to any Book-Entry Notes and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.

Reference Banks: Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (c) which have been designated as such by the Securities Administrator and (d) not controlling, controlled by, or under common control with, the Company or the Seller.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Indenture Trustee).

Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state law.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

REIT: A real estate investment trust within the meaning of section 856 and 857 of the Code.

REO Property: A Mortgaged Property acquired in the name of the Indenture Trustee, for the benefit of the Noteholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan required to be repurchased, an amount equal to the sum of (a) 100% of the Stated Principal Balance of such Mortgage Loan in respect of the Payment Date occurring in the month in which the repurchase takes place plus accrued but unpaid interest on such Stated Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase, (b) any unreimbursed Monthly Advances and Servicing Advances payable to the Servicer, the Subservicer and/or the Master Servicer in respect of such Mortgage Loan and (c) any costs and damages incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached to the Sale and Servicing Agreement as Exhibit B and the Custodial Agreement as Exhibit Four.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Sale and Servicing Agreement with respect to such Mortgage Loan.

Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (a) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Responsible Officer: With respect to the Securities Administrator, any officer of the Securities Administrator with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any vice president, assistant vice president, any assistant secretary or any assistant treasurer or any other officer of the Indenture Trustee working in its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of this Indenture.

Retained Notes: Those certain Classes, or portions of certain Classes, of Notes that, at the time of their issuance, People’s Choice Financial Corporation or one of its Qualified REIT Subsidiaries acquires beneficial ownership thereof.

Rolling Three-Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of June 1, 2005, among the Depositor, the Issuer, the Indenture Trustee, Wells Fargo Bank, National Association, as master servicer and securities administrator, People’s Choice Funding, Inc., as seller and company, the Servicer and the Subservicer.

Sarbanes Certifying Party: The Master Servicer.

Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: Wells Fargo Bank, National Association, or its successor in interest, or any successor securities administrator appointed as herein provided.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or a Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: People’s Choice Funding, Inc., and its successors and assigns.

Senior Enhancement Percentage: For any Payment Date, the percentage obtained by dividing (a) the excess, if any of (i) the sum of (A) the aggregate Note Principal Balance of the Class M Notes and (A) the related Overcollateralized Amount over (ii) the total Principal Deficiency Amount, in each case after giving effect to the distribution of the Principal Payment Amount on such Payment Date, by (b) the aggregate Stated Principal Balance of the Mortgage Loans for that Payment Date.

Senior Principal Payment Amount: For any Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, the lesser of (a) the Principal Payment Amount, and (b) an amount equal to the excess (if any) of (i) the aggregate Note Principal Balance of the Class 1A1, Class 1A2, Class 1A3, Class 2A1 and Class 2A2 Notes immediately prior to such Payment Date over (ii) the lesser of (A) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date multiplied by approximately 54.30% and (B) the amount, if any, by which (1) the aggregate Stated Principal Balance of the Mortgage Loans in respect of such Payment Date exceeds (2) the Overcollateralization Floor.

Servicer: EMC Mortgage Corporation and its successors and assigns, or any successor servicer appointed pursuant to the provisions of the Servicing Agreement.

Servicer Remittance Date: With respect to each Mortgage Loan, the 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately succeeding such 18th day.

Servicing Advance: As defined in the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of June 1, 2005 among EMC Mortgage Corporation, as Servicer, the Issuer, the Master Servicer, the Subservicer and the Indenture Trustee.

Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Payment Date in the preceding calendar month.

Servicing Fee Rate: On each Mortgage Loan, 0.50% per annum, comprised of the Servicer’s fee rate of 0.03% per annum plus the Subservicer’s fee rate of 0.47% per annum, which includes the portion thereof that the Subservicer is required to remit to the Seller pursuant to the Subservicing Agreement.

Servicing Officer: Any supervisory or management officer of the Servicer or Subservicer, as applicable, involved in or responsible for the administration and servicing or subservicing, as the case may be, of Mortgage Loans included in the Trust, whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished by the Servicer or Subservicer, as applicable, to the Indenture Trustee, in which certificate the Servicer certifies that such officers are in supervisory or management roles, as such list may be amended from time to time.

Special Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Indenture Trustee and a Special Derivative Counterparty in accordance with Section 3.28 of the Indenture.

Special Derivative Counterparty: Any counterparty to a Special Derivative Contract as provided in Section 3.28 of the Indenture.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to any Mortgage Loan or related REO property as of any Payment Date, the principal balance thereof as of the Cut-off Date, reduced by the sum of (a) the principal portion of the scheduled principal payments due with respect to such Mortgage Loan during each due period ending prior to such Payment Date (to the extent received or advanced), (b) all principal prepayments with respect to such Mortgage Loan received prior to or during the related prepayment period, and all liquidation proceeds to the extent applied as recoveries of principal with respect to such Mortgage Loan, that were received by the master servicer, the servicer or the subservicer as of the close of business on the last day of the prepayment period related to such Payment Date and (c) any realized losses on such Mortgage Loan incurred during the related prepayment period. The stated principal balance of a liquidated Mortgage Loan equals zero.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: The earlier to occur of (a) the first Payment Date on which the aggregate Note Principal Balance of the Class A Notes has been reduced to zero and (b) the later to occur of (x) the Payment Date occurring in July 2008 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated, for this purpose only, before giving effect to payments on the Notes on such Payment Date, but using the Stated Principal Balance of the Mortgage Loans for such Payment Date) is greater than or equal to 45.70% but after giving effect to payments of principal on the Mortgage Loans.

Step-Up Date: The first Payment Date following the first month in which the aggregate Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust has been reduced to less than or equal to 10% of the aggregate Cut-off Date Balance.

Subordinate Notes: The Class M Notes.

Subservicer: People’s Choice Home Loan, Inc., as the designee of People’s Choice Funding, Inc., to perform the duties of the Subservicer pursuant to the Subservicing Agreement, and its successors in interest and permitted assigns and any other subservicer that may be appointed in the future to replace People’s Choice Home Loan, Inc. in such capacity.

Subservicing Agreement: That certain subservicing agreement, dated as of June 1, 2005, between the Servicer and the Subservicer, as it may be amended, supplemented, restated or replaced from time to time.

Subservicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Subservicing Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Payment Date in the preceding calendar month.

Subservicing Fee Rate: With respect to any Mortgage Loan, 0.47% per annum.

Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Mortgage Loan as to which a breach of one or more of the Seller’s representations and warranties made in the Mortgage Loan Purchase Agreement has occurred, which Mortgage Loan must, on the date of such substitution, (a) have a Stated Principal Balance, after deduction of the principal portion of the scheduled monthly payment due in the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan; (b) be accruing interest at a rate no lower than that of (and not more than 1.00% per annum higher than that of) the deleted Mortgage Loan; (c) have a Loan-to-Value Ratio no higher than that of the deleted Mortgage Loan; (d) have a remaining term to maturity no greater than one year more than that of (and no greater than one year less than that of) the deleted Mortgage Loan; and (e) comply with each representation and warranty made by the Seller in the Mortgage Loan Purchase Agreement.

Swap Agreement: The interest rate Swap Agreement between the Indenture Trustee and the Swap Provider for the benefit of the Notes.

Swap Provider: Bear Stearns Financial Products Inc.

Swap Provider Trigger Event: With respect to any Payment Date, (a) an Event of Default under the interest rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the interest rate Swap Agreement), (b) a Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the interest rate Swap Agreement) or (c) an Additional Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment: Any lump-sum amount calculated in accordance with the Swap Agreement in connection with an “Event of Default”, a “Termination Event” or an “Additional Termination Event” under the Swap Agreement.

Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: A Trigger Event is in effect with respect to any Payment Date if:

(a) the Rolling Three-Month Delinquency Rate as of the close of business on the last day of the preceding calendar month exceeds 34.50% of the Senior Enhancement Percentage; or

(b) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the Cut-off Date Balance:

Distribution Date	Percentage
July 2007 to June 2008	1.65% for the first month, plus an additional 1/12th of 1.90% for each month thereafter

July 2008 to June 2009	3.55% for the first month, plus an additional 1/12th of 2.00% for each month thereafter.

July 2009 to June 2010	5.55% for the first month, plus an additional 1/12th of 1.65% for each month thereafter.

July 2010 to June 2011	7.20% for the first month, plus an additional 1/12th of 0.90% for each month thereafter.

July 2011 to June 2012	8.10% for the first month, plus an additional 1/12th of 0.05% for each month thereafter

Trust: People’s Choice Home Loan Securities Trust Series 2005-3, created on June 27, 2005, and as amended and restated from time to time pursuant to the Trust Agreement.

Trust Agreement: The Amended and Restated Trust Agreement dated as of July 1, 2005, among the Owner Trustee, the Depositor and Wells Fargo Bank, National Association, as securities administrator, certificate registrar and certificate paying agent, relating to the Trust.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Underwriters: Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC and UBS Securities LLC.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Servicing Agreement, without regard to whether or not such policy is maintained.